UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2009 (February 16, 2009)

THE PROGRESSIVE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio 44143

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 440-461-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	On February 16, 2009, the Compensation Committee of the Board of Directors approved a modification of the performance goals that will be applicable to the Company’s annual awards of performance-based restricted stock in March 2009. These awards are expected to be granted to our named executive officers and certain other senior executives of the Company pursuant to The Progressive Corporation 2003 Incentive Plan.

In prior years, the performance-based awards would vest only if the Company’s insurance operations exceeded a specified amount of net premiums earned and also satisfied a specified profitability goal, and they would expire if the vesting events had not been achieved within 10 years from the grant. For example, the 2008 awards required that the Company exceed $16.5 billion of net premiums earned and have a combined ratio of 96 or better for a period of 12 consecutive months prior to the expiration date of December 31, 2017. The changes for 2009 substitute a relative growth measure, comparing the Company’s growth to that of the market, instead of the absolute premium levels as in prior years, and include a shorter period prior to expiration. The profitability goal has not changed.

Under the new performance goals, the awards of performance-based restricted stock will vest, if at all, only if (i) the annualized rate of growth in the Company’s direct premiums written for the years 2009 through 2011 exceeds the growth rate of the comparable market as a whole over that period by a margin specified by the Committee, and (ii) the Company’s combined ratio is 96 or lower for the 12 month period preceding the Committee’s required certification of the Company’s performance results. In the event that the relative growth goal is satisfied for the three-year period, but the profitability goal is not satisfied at that time, the award will remain open for vesting for up to five years from the grant date, in order to allow the opportunity to satisfy the profitability goal; the awards will expire and be forfeited if vesting does not occur within that five year period. This new program will also include a partial vesting feature so that a portion of the award may vest as the Company’s relative performance versus the market as a whole exceeds a minimum threshold and then increases, up to a maximum number of shares to be established by the Committee for each participant at the time of the award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2009

THE PROGRESSIVE CORPORATION

By:	/s/ Jeffrey W. Basch
Name:	Jeffrey W. Basch
Title:	Vice President and Chief Accounting Officer